                                                                    Exhibit (p6)

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             CODE OF ETHICS

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MESSAGE FROM OUR CEO         "THE REPUTATION OF A THOUSAND YEARS MAY BE
                             DETERMINED BY THE CONDUCT OF ONE HOUR."  ANCIENT
                             JAPANESE PROVERB

                             We have said it time and again in our Goals, Strategy and Culture statement, "We exist for our clients and are driven by their needs." Wellington Management's reputation is built on this principle. We know that our reputation is our most valuable asset as that reputation attracts clients and promotes their trust and confidence in our firm's capabilities. We entrust our clients' interests and the firm's reputation every day to each Wellington Management employee around the world. Each of us must take constant care that our actions fully meet our duties as fiduciaries for our clients. Our clients' interests must always come first; they cannot and will not be compromised.

                             We have learned through many experiences, that when we put our clients first, we are doing the right thing. If our standards slip, or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

                             It is important that we all remember "client, firm, person" is our most fundamental guiding principle. This high ethical standard is embodied in our Code of Ethics. The heart of the Code of Ethics goes to our obligation to remain vigilant in protecting the interests of our clients above our own. We encourage you to become familiar with all facets of the Code and trust that you will embrace and comply with both the letter and the spirit of the Code.

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             CODE OF ETHICS

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TABLE OF CONTENTS            Standards of Conduct                             4
                             Ethical Considerations Regarding Confidentiality 5
                             Ethical Considerations Regarding Open-end
                             Mutual Fund Transactions                         5
                             Policy on Personal Securities Transactions       6
                               Covered Accounts                               6
                               Transactions Subject to Pre-clearance
                                and Reporting                                 8
                               Requesting Pre-clearance                       8
                               Restrictions on Covered Transactions and
                                Other Restrictions                            9
                                 Blackout Periods                             9
                                 Short Term Trading                           10
                                 Securities of Brokerage Firms                11
                                 Short Sales, Options and Margin Transactions 11
                                 Derivatives                                  11
                                 Initial Public Offerings ("IPOs")            12
                                 Private Placements                           12
                                 ETFs and HOLDRs                              12
                               Transactions Subject to Reporting Only         12
                                 Transactions Exempt from Pre-clearance
                                  and Reporting                               13
                             Exemptive Procedure for Personal Trading         14
                             Reporting and Certification Requirements         14
                               Initial Holdings Report                        15
                               Duplicate Brokerage Confirmations
                                and Statements                                15
                               Duplicate Annual Statements for Wellington
                                Managed Funds                                 16
                               Quarterly Reporting of Transactions and
                                Brokerage Accounts                            16
                               Annual Holdings Report                         17
                               Quarterly Certifications                       17
                               Annual Certifications                          18
                               Review of Reports and Additional Requests      18
                             Gifts, Travel and Entertainment Opportunities
                              and Sensitive Payments                          18
                               General Principles                             18
                               Accepting Gifts                                19
                               Accepting Travel and Entertainment
                                Opportunities and Tickets                     19
                               Solicitation of Gifts, Contributions, or
                                Sponsorships                                  21
                               Giving Gifts (other than Entertainment
                                Opportunities)                                22
                               Giving Entertainment Opportunities             22
                               Sensitive Payments                             23
                             Other Activities                                 23
                             Violations of the Code of Ethics                 24
                             APPENDIX A - APPROVED EXCHANGE TRADED FUNDS
                             APPENDIX B - QUICK REFERENCE TABLE FOR PERSONAL
                              SECURITIES TRANSACTIONS
                             APPENDIX C - QUICK REFERENCE TABLE FOR GIFTS
                              AND ENTERTAINMENT

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                             CODE OF ETHICS

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STANDARDS OF CONDUCT         Wellington Management Company, LLP and its
                             affiliates ("Wellington Management") have a fiduciary duty to investment company and investment counseling clients that requires each Employee to act solely for the benefit of clients. As a firm and as individuals, our conduct (including our personal trading) must recognize that the firm's clients always come first and that we must avoid any abuse of our positions of trust and responsibility.

                             Each Employee is expected to adhere to the highest standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients' interests, or have the potential to cause damage to the firm's reputation. To this end, each Employee must act with integrity, honesty, dignity and in a highly ethical manner. Each Employee is also required to comply with all applicable securities laws. Moreover, each Employee must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of the firm or its reputation at risk. While it is not possible to anticipate all instances of potential conflict or unprofessional conduct, the standard is clear.

                             This Code of Ethics (the "Code") recognizes that our fiduciary obligation extends across all of our affiliates, satisfies our regulatory obligations and sets forth the policy regarding Employee conduct in those situations in which conflicts with our clients' interests are most likely to develop. ALL EMPLOYEES ARE SUBJECT TO THIS CODE AND ADHERENCE TO THE CODE IS A BASIC CONDITION OF EMPLOYMENT. IF AN EMPLOYEE HAS ANY DOUBT AS TO THE APPROPRIATENESS OF ANY ACTIVITY, BELIEVES THAT HE OR SHE HAS VIOLATED THE CODE, OR BECOMES AWARE OF A VIOLATION OF THE CODE BY ANOTHER EMPLOYEE, HE OR SHE SHOULD CONSULT TRACY SOEHLE, OUR GLOBAL COMPLIANCE MANAGER, AT 617.790.8149, SELWYN NOTELOVITZ, OUR CHIEF COMPLIANCE OFFICER AT 617.790.8524, CYNTHIA CLARKE, OUR GENERAL COUNSEL AT 617.790.7426, OR LORRAINE KEADY, THE CHAIR OF THE ETHICS COMMITTEE AT 617.951.5020.

                             The Code reflects the requirements of United States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on August 31, 2004, and Rule 204A-1 under the Investment Advisers Act of 1940. The term "Employee" for purposes of this Code, includes all Partners and employees worldwide (including temporary personnel compensated directly by Wellington Management and other temporary personnel to the extent that their tenure with Wellington Management exceeds 90 days).

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ETHICAL CONSIDERATIONS       CONFIDENTIALITY IS A CORNERSTONE OF WELLINGTON
REGARDING CONFIDENTIALITY    MANAGEMENT'S FIDUCIARY OBLIGATION TO ITS CLIENTS
                             AS WELL AS AN IMPORTANT PART OF THE FIRM'S CULTURE.

                             Use and Disclosure of Information
                             Information acquired in connection with employment by the organization, including information regarding actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, or client interests, is confidential and may not be used in any way that might be contrary to, or in conflict with the interests of clients or the firm. Employees are reminded that certain clients have specifically required their relationship with our firm to be treated confidentially.

                             Specific reference is made to the firm's Portfolio Holdings Disclosure Policy and Procedures, accessible on the Wellington Management intranet, which addresses the appropriate and authorized disclosure of a client's portfolio holdings.

                             "Inside Information"
                             Specific reference is made to the firm's Statement of Policy on the Receipt and Use of Material, Non-Public Information (i.e., "inside information"), accessible on the Wellington Management intranet, which applies to personal securities transactions as well as to client transactions.

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ETHICAL CONSIDERATIONS       Wellington Management requires that an Employee
REGARDING OPEN-END           engaging in mutual fund investments ensure that
MUTUAL FUND TRANSACTIONS     all investments in open-end mutual funds comply
                             with the funds' rules regarding purchases, redemptions, and exchanges.

                             Wellington Management has a fiduciary relationship with the mutual funds and variable insurance portfolios for which it serves as investment adviser or sub-adviser, including funds organized outside the US ("Wellington Managed Funds"). Accordingly, an Employee may not engage in any activity in Wellington Managed Funds that might be perceived as contrary to or in conflict with the interests of such funds or their shareholders.

                             The Code's personal trading reporting requirements extend to transactions and holdings in Wellington Managed Funds (excluding money market funds). A complete list of the Wellington Managed Funds is available to Employees via the Wellington Management intranet. Please refer to "Reporting and Certification Requirements" for further details.

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POLICY ON PERSONAL           All Employees are required to clear their personal
SECURITIES TRANSACTIONS      securities transactions (as defined below) prior to
                             execution, report their transactions and holdings periodically, and refrain from transacting either in certain types of securities or during certain blackout periods as described in more detail in this section.

                             EMPLOYEES SHOULD NOTE THAT WELLINGTON MANAGEMENT'S POLICIES AND PROCEDURES WITH RESPECT TO PERSONAL SECURITIES TRANSACTIONS ALSO APPLY TO TRANSACTIONS BY A SPOUSE, DOMESTIC PARTNER, CHILD OR OTHER IMMEDIATE FAMILY MEMBER RESIDING IN THE SAME HOUSEHOLD AS THE EMPLOYEE.

                             COVERED ACCOUNTS

                             Definition of "Personal Securities Transactions"
                             A personal securities transaction is a transaction in which an Employee has a beneficial interest.

                             Definition of "Beneficial Interest"
                             An Employee is considered to have a beneficial interest in any transaction in which the Employee has the opportunity to directly or indirectly profit or share in the profit derived from the securities transacted. An Employee is presumed to have a beneficial interest in, and therefore an obligation to pre-clear and report, the following:

                             1
                             Securities owned by an Employee in his or her name.

                             2
                             Securities owned by an individual Employee indirectly through an account or investment vehicle for his or her benefit, such as an IRA, family trust or family partnership.

                             3
                             Securities owned in which the Employee has a joint ownership interest, such as property owned in a joint brokerage account.

                             4
                             Securities in which a member of the Employee's immediate family (e.g., spouse, domestic partner, minor children and other dependent relatives) has a direct, indirect or joint ownership interest if the immediate family member resides in the same household as the Employee.

                             5
                             Securities owned by trusts, private foundations or other charitable accounts for which the Employee has investment discretion (other than client accounts of the firm).

                             If an Employee believes that he or she does not have a beneficial interest in the securities listed above, the Employee should provide the Global Compliance Group (the "Compliance Group") with satisfactory documentation that the Employee has no beneficial interest in the security and exercises no control over investment decisions made regarding the security (see "Exceptions" below). Any question as to whether an Employee has a beneficial interest in a transaction, and therefore an obligation to pre-clear and report the transaction, should be directed to the Compliance Group.

                             Exceptions
                             If an Employee has a beneficial interest in an account which the Employee feels should not be subject to the Code's pre-clearance and reporting requirements, the Employee should submit a written request for clarification or an exemption to the Global Compliance Manager. The request should name the account, describe the nature of the Employee's interest in the account, the person or firm responsible for managing the account, and the basis upon which the exemption is being claimed. Requests will be considered on a case-by-case basis. An example of a situation where grounds for an exemption may be present is an account in which the Employee has no influence or control (e.g., the Employee has a professionally managed account over which the Employee has given up discretion.

                             In all transactions involving such an account an Employee should, however, conform to the spirit of the Code and avoid any activity which might appear to conflict with the interests of the firm's clients, or with the Employee's position within Wellington Management. In this regard, please refer to the "Ethical Considerations Regarding Confidentiality" section of this Code.

                             ---------------------------------------------------
                             TRANSACTIONS SUBJECT TO PRE-CLEARANCE AND REPORTING "COVERED TRANSACTIONS"

                             ALL EMPLOYEES MUST CLEAR THEIR PERSONAL SECURITIES TRANSACTIONS PRIOR TO EXECUTION, EXCEPT AS SPECIFICALLY EXEMPTED IN SUBSEQUENT SECTIONS OF THE CODE. CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS FOR PUBLICLY TRADED SECURITIES WILL BE IN EFFECT FOR 24 HOURS FROM THE TIME OF APPROVAL. TRANSACTIONS IN THE FOLLOWING SECURITIES ARE "COVERED TRANSACTIONS" AND THEREFORE MUST BE PRE-CLEARED AND REPORTED:
                             o bonds (including municipal bonds)
                             o stock (including shares of closed-end funds and
                               funds organized outside the US that have a structure similar to that of closed-end funds)
                             o exchange-traded funds not listed on Appendix A
                             o notes
                             o convertibles
                             o preferreds
                             o ADRs
                             o single stock futures
                             o limited partnership and limited liability company
                               interests (for example, hedge funds not sponsored by Wellington Management or an affiliate)
                             o options on securities
                             o warrants, rights, etc., whether publicly traded
                               or privately placed

                             See Appendix B for a summary of securities subject to pre-clearance and reporting, securities subject to reporting only, and securities exempt from pre-clearance and reporting.

                             ---------------------------------------------------
                             REQUESTING PRE-CLEARANCE

                             Pre-clearance for Covered Transactions must be obtained by submitting a request via the intranet-based Code of Ethics Compliance System ("COEC"). Approval must be obtained prior to placing the trade with a broker. An Employee is responsible for ensuring that the proposed transaction does not violate Wellington Management's policies or applicable securities laws and regulations by virtue of the Employee's responsibilities at Wellington Management or the information that he or she may possess about the securities or the issuer. The Compliance Group will maintain confidential records of all requests for approval. Covered Transactions offered through a participation in a private placement (including both securities and partnership interests) are subject to special clearance by the Chief Compliance Officer or the General Counsel or their designees, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days (See, "Private Placements").

                             An Employee wishing to seek an exemption from the pre-clearance requirement for a security or instrument not covered by an exception (see below) that has similar characteristics to an excepted security or transaction should submit a request in writing to the Global Compliance Manager.

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                             RESTRICTIONS ON COVERED TRANSACTIONS AND OTHER RESTRICTIONS ON PERSONAL TRADING

                             Covered Transactions are restricted and will be denied pre-clearance under the circumstances described below. Please note that the following restrictions on Covered Transactions apply equally to the Covered Transaction and to instruments related to the Covered Transaction. A related instrument is any security or instrument issued by the same entity as the issuer of the Covered Transaction, including options, rights, warrants, preferred stock, bonds and other obligations of that issuer or instruments otherwise convertible into securities of that issuer.

                             THE RESTRICTIONS AND BLACKOUT PERIODS PRESCRIBED BELOW ARE DESIGNED TO AVOID CONFLICT WITH OUR CLIENTS' INTERESTS. HOWEVER, PATTERNS OF TRADING THAT MEET THE LETTER OF THE RESTRICTIONS BUT ARE INTENDED TO CIRCUMVENT THE RESTRICTIONS ARE ALSO PROHIBITED. IT IS EXPECTED THAT EMPLOYEES WILL COMPLY WITH THE RESTRICTIONS BELOW IN GOOD FAITH AND CONDUCT THEIR PERSONAL SECURITIES TRANSACTIONS IN KEEPING WITH THE INTENDED PURPOSE OF THIS CODE.

                             1
                             Blackout Periods
                             No Employee may engage in Covered Transactions involving securities or instruments which the Employee knows are actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security or instrument. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.

                             ---------------------------------------------------
                             Employee Blackout Periods

                             An Employee will be denied pre-clearance for Covered Transactions that are:
                             o being bought or sold on behalf of clients until
                               one trading day after such buying or selling is completed or canceled;
                             o the subject of a new or changed action
                               recommendation from a research analyst until 10 business days following the issuance of such recommendation;
                             o the subject of a re-issued but unchanged
                               recommendation from a research analyst until 2 business days following re-issuance of the recommendation.

                             Portfolio Manager Additional Blackout Period
                             In addition to the above, an Employee who is a Portfolio Manager may not engage in a personal transaction involving any security for 7 calendar days prior to, and 7 calendar days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures for Personal Trading" below.

                             Portfolio Managers include all designated portfolio managers and other investment professionals that have portfolio management responsibilities for client accounts or who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios.

                             2
                             Short Term Trading
                             No Employee may take a "short term trading" profit with respect to a Covered Transaction, which means a sale, closing of a short position or expiration of an option at a gain within 60 calendar days of its purchase (beginning on trade date plus one), without a special exemption. See "Exemptive Procedures for Personal Trading" on page 14. The 60-day trading prohibition does not apply to transactions resulting in a loss.

                             An Employee engaging in mutual fund investments must ensure that all investments and transactions in open-end mutual funds, including funds organized outside the US, comply with the funds' rules regarding purchases, redemptions, and exchanges.

                             3
                             Securities of Brokerage Firms
                             An Employee engaged in Global Trading and an Employee with portfolio management responsibility for client accounts may not engage in personal transactions involving any equity or debt securities of any company whose primary business is that of a broker/dealer. A company is deemed to be in the primary business as a broker/dealer if it derives more than 15 percent of its gross revenues from broker/dealer related activities.

                             4
                             Short Sales, Options and Margin Transactions
                             THE CODE STRONGLY DISCOURAGES SHORT SALES, OPTIONS AND MARGIN TRANSACTIONS. Subject to pre-clearance, an Employee may engage in short sales, options and margin transactions, however, an Employee engaging in such transactions should recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions that apply to personal transactions as noted above. These types of activities are risky not only because of the nature of the transactions, but also because action necessary to close out a position may become prohibited under the Code while the position remains open. FOR EXAMPLE, YOU MAY NOT BE ABLE TO CLOSE OUT SHORT SALES AND TRANSACTIONS IN DERIVATIVES. In specific cases of hardship, an exception may be granted by the Chief Compliance Officer or the General Counsel with respect to an otherwise "frozen" transaction.

                             Particular attention should be paid to margin transactions. An Employee should understand that brokers of such transactions generally have the authority to automatically sell securities in the Employee's brokerage account to cover a margin call. Such sale transactions will be in violation of the Code unless they are pre-cleared. An Employee engaging in margin transactions should not expect that exceptions will be granted after the fact for these violations.

                             5
                             Derivatives
                             Transactions in derivative instruments shall be restricted in the same manner as the underlying security. An Employee engaging in derivative transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions that apply to personal transactions as described in more detail in paragraph 4 above.

                             6
                             Initial Public Offerings ("IPOs")
                             No Employee may engage in personal transactions involving the direct purchase of any security (debt or equity) in an IPO (including initial offerings of closed-end funds). This restriction also includes new issues resulting from spin-offs, municipal securities, and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Chief Compliance Officer or the General Counsel upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to initial offerings of open-end mutual funds, US government issues or money market instruments.

                             7
                             Private Placements
                             AN EMPLOYEE MAY NOT PURCHASE SECURITIES IN A
                             PRIVATE PLACEMENT TRANSACTION (INCLUDING HEDGE FUNDS THAT ARE NOT SPONSORED BY WELLINGTON MANAGEMENT OR ONE OF ITS AFFILIATES) UNLESS APPROVAL OF THE CHIEF COMPLIANCE OFFICER, THE GENERAL COUNSEL OR THEIR RESPECTIVE DESIGNEES HAS BEEN OBTAINED. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management, and other relevant factors on a case-by-case basis.

                             8
                             Exchange Traded Funds ("ETFs") and HOLDRs
                             AN EMPLOYEE MAY NOT TRANSACT IN HOLDRS.
                             Transactions in exchange traded funds are permitted. However, transactions in exchange traded funds not listed on Appendix A are Covered Transactions that must be pre-cleared and reported. Transactions in exchange traded funds listed on Appendix A are not Covered Transactions and accordingly, are not subject to pre-clearance or reporting.

                             ---------------------------------------------------
                             TRANSACTIONS SUBJECT TO REPORTING ONLY (NO NEED TO PRE-CLEAR)
                             Pre-clearance is not required, but reporting is required for transactions in:

                             1
                             Open-end mutual funds and variable insurance products that are managed by Wellington Management or any of its affiliates, INCLUDING FUNDS ORGANIZED OUTSIDE THE US THAT HAVE A STRUCTURE SIMILAR TO THAT OF OPEN-END MUTUAL FUNDS, if held outside of the Wellington Retirement and Pension Plan ("WRPP"). A list of Wellington Managed Funds is available via the Wellington Management intranet.

                             2
                             Non-volitional transactions to include:
                             o automatic dividend reinvestment and stock
                               purchase plan acquisitions;
                             o transactions that result from a corporate action
                               applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.).

                             3
                             Gift transactions to include:
                             o gifts of securities to an Employee if the
                               Employee has no control of the timing;
                             o gifts of securities from an Employee to an
                               individual so long as the recipient of the gift confirms in writing that the recipient has no present intention to sell the securities received from the Employee;
                             o gifts of securities from an Employee to a
                               not-for-profit organization. For this purpose, a not-for-profit organization includes only those trusts and other entities exclusively for the benefit of one or more not-for-profit organizations and does not include so-called split interest trusts (no writing is required);
                             o gifts of securities from an Employee to other
                               trusts or investment vehicles, including charitable lead trusts, charitable remainder trusts, family partnerships and family trusts, so long as the recipient of the gift confirms in writing that the recipient has no present intention to sell the securities received from the Employee.

                             Even if the gift of a security from an Employee does not require pre-clearance under these rules, a subsequent sale of the security by the recipient of the gift must be pre-cleared and reported IF the Employee is deemed to have a beneficial interest in the security (for example, if the Employee has investment discretion over the recipient or the recipient is a family member living in the same house as the Employee).

                             ---------------------------------------------------
                             TRANSACTIONS EXEMPT FROM PRE-CLEARANCE AND
                             REPORTING
                             Pre-clearance and reporting is not required for transactions in:
                             o US government securities
                             o Exchange Traded Funds listed in Appendix A
                             o money market instruments
                             o Collective Investment Funds sponsored by
                               Wellington Trust Company, na ("trust company pools")
                             o hedge funds sponsored by Wellington Management or
                               any of its affiliates
                             o broad-based stock index and US government
                               securities futures and options on such futures
                             o commodities futures
                             o currency futures
                             o open-end mutual funds and variable insurance
                               products, including funds organized outside the US with a structure similar to that of an open-end mutual fund, that are not managed by Wellington Management or any of its affiliates

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EXEMPTIVE PROCEDURE          In cases of hardship, the Chief Compliance
FOR PERSONAL TRADING         Officer, Global Compliance Manager, the General
                             Counsel, or their respective designees can grant exemptions from the personal trading restrictions in this Code. The decision will be based on a determination that a hardship exists and the transaction for which an exemption is requested would not result in a conflict with our clients' interests or violate any other policy embodied in this Code. Other factors that may be considered include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the amount and timing of client trading in the same or a related security, and other relevant factors.

                             Any Employee seeking an exemption should submit a written request to the Chief Compliance Officer, Global Compliance Manager or the General Counsel, setting forth the nature of the hardship along with any pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive requests for exemptions by an Employee are not likely to be granted.

                             Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Compliance Group.

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REPORTING AND                Records of personal securities transactions by
CERTIFICATION                Employees and their immediate family members will
REQUIREMENTS                 be maintained. All Employees are subject to the
                             following reporting and certification requirements:

                             1
                             Initial Holdings Report
                             New Employees are required to file an Initial Holdings Report and a Disciplinary Action Disclosure form within ten (10) calendar days of joining the firm. New Employees must disclose all of their security holdings in Covered Transactions including private placement securities, and Wellington Managed Funds, at this time. New Employees are also required to disclose all of their brokerage accounts or other accounts holding Wellington Managed Funds (including IRA Accounts, 529 Plans, custodial accounts and 401K Plans outside of WRPP) at that time, even if the only securities held in such accounts are mutual funds. Personal trading is prohibited until these reports are filed. The forms can be filed via the COEC that is accessible on the Wellington Management intranet.

                             PLEASE NOTE THAT YOU DO NOT NEED TO REPORT MUTUAL FUNDS OR TRUST COMPANY POOLS HELD WITHIN THE WRPP (THIS INFORMATION WILL BE OBTAINED FROM THE WRPP ADMINISTRATOR); AND YOU NEED NOT REPORT WELLINGTON MANAGED FUNDS THAT ARE MONEY MARKET FUNDS.

                             2
                             Duplicate Brokerage Confirmations and Statements for Covered Transactions Employees may place securities transactions with the broker of their choosing. All Employees must require their securities brokers to send duplicate confirmations of their Covered Transactions and quarterly account statements to the Compliance Group. Brokerage firms are accustomed to providing this service.

                             To arrange for the delivery of duplicate confirmations and quarterly statements, each Employee must complete a Duplicate Confirmation Request Form for each brokerage account that is used for personal securities transactions of the Employee and each account in which the Employee has a beneficial interest and return the form to the Compliance Group. The form can be obtained from the Compliance Group. The form must be completed and returned to the Compliance Group prior to any transactions being placed with the broker. The Compliance Group will process the request with the broker in order to assure delivery of the confirmations and quarterly statements directly to the Compliance Group and to preserve the confidentiality of this information. When possible, the duplicate confirmation requirement will be satisfied by electronic means. Employees should not send the completed forms to their brokers directly.

                             If under local market practice, brokers are not willing to deliver duplicate confirmations and/or quarterly statements to the Compliance Group, it is the Employee's responsibility to provide promptly the Compliance Group with a duplicate confirmation (either a photocopy or facsimile) for each trade and quarterly statement.

                             3
                             Duplicate Annual Statements for Wellington Managed Funds. Employees must provide duplicate Annual Statements to the Compliance Group with respect to their holdings in Wellington Managed Funds.

                             4
                             Quarterly Reporting of Transactions and Brokerage Accounts SEC rules require that a quarterly record of all personal securities transactions be submitted by each person subject to the Code's requirements within 30 calendar days after the end of each calendar quarter and that this record be available for inspection. To comply with these SEC rules, every Employee must file a quarterly personal securities transaction report electronically utilizing the COEC accessible to all Employees via the Wellington Management intranet by this deadline.

                             AT THE END OF EACH CALENDAR QUARTER, EMPLOYEES WILL BE REMINDED OF THE SEC FILING REQUIREMENT. AN EMPLOYEE THAT FAILS TO FILE WITHIN THE SEC'S 30 CALENDAR DAY DEADLINE WILL, AT A MINIMUM, BE PROHIBITED FROM ENGAGING IN PERSONAL TRADING UNTIL THE REQUIRED FILINGS ARE MADE AND MAY GIVE RISE TO OTHER SANCTIONS.

                             Transactions during the quarter as periodically entered via the COEC by the Employee are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker and certain holdings that were not subject to pre-clearance (as described below) must also be entered by the Employee.

                             ALL EMPLOYEES ARE REQUIRED TO SUBMIT A QUARTERLY REPORT, EVEN IF THERE WERE NO REPORTABLE TRANSACTIONS DURING THE QUARTER. THE QUARTERLY REPORT MUST INCLUDE TRANSACTION INFORMATION
                             REGARDING:
                             o all Covered Transactions (as defined on page 8);
                             o all Wellington Managed Funds (as defined on
                               page 5);
                             o any new brokerage account established during the
                               quarter including the name of the broker, dealer or bank and the date the account was established;
                             o non-volitional transactions (as described on page
                               13); and
                             o gift transactions (as described on page 13).

                             Transactions in Wellington Managed Funds and non-volitional transactions must be reported even though pre-clearance is not required. For non-volitional transactions, the nature of the transaction must be clearly specified in the report. Non-volitional transactions include automatic dividend reinvestment and stock purchase plan acquisitions, gifts of securities to and from the Employee, and transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends).

                             5
                             Annual Holdings Report
                             SEC Rules also require that each Employee file, on an annual basis, a schedule indicating their personal securities holdings as of December 31 of each year by the following February 14th. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account and the accounts for which the Employee has a beneficial interest, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are Covered Transactions, Wellington Managed Funds and those that must be reported as indicated in the prior section.

                             Employees are also required to disclose all of their brokerage accounts at this time, even if the only securities held in such accounts are mutual funds.

                             6
                             Quarterly Certifications
                             As part of the quarterly reporting process on the COEC, Employees are required to confirm their compliance with the provisions of this Code of Ethics. In addition, each Employee is also required to identify any issuer for which the Employee owns more than 0.5% of the outstanding securities.

                             7
                             Annual Certifications
                             As part of the annual reporting process on the COEC, each Employee is required to certify that:
                             o The Employee has read the Code and understands
                               its terms and requirements;
                             o The Employee has complied with the Code during
                               the course of his or her association with the firm;
                             o The Employee has disclosed and reported all
                               personal securities transactions and brokerage accounts required to be disclosed or reported;
                             o The Employee will continue to comply with the
                               Code in the future;
                             o The Employee will promptly report to the
                               Compliance Group, the General Counsel, or the Chair of the Ethics Committee any violation or possible violation of the Code of which the Employee becomes aware; and
                             o The Employee understands that a violation of the
                               Code may be grounds for disciplinary action or termination and may also be a violation of federal and/or state securities laws.

                             8
                             Review of Reports and Additional Requests
                             All reports filed in accordance with this section will be maintained and kept confidential by the Compliance Group. Such reports will be reviewed by the Chief Compliance Officer or his/her designee. The firm may request other reports and certifications from Employees as may be deemed necessary to comply with applicable regulations and industry best practices.

-------------------------    ---------------------------------------------------
GIFTS, TRAVEL AND            Occasionally, an Employee may be offered gifts or
ENTERTAINMENT                entertainment opportunities by clients, brokers,
OPPORTUNITIES, AND           vendors or other organizations with whom the firm
SENSITIVE PAYMENTS           transacts business. The giving and receiving of
                             gifts and opportunities to travel and attend entertainment events from such sources are subject to the general principles outlined below and are permitted only under the circumstances specified in this section of the Code.

                             1
                             GENERAL PRINCIPLES APPLICABLE TO GIFTS, TRAVEL AND ENTERTAINMENT OPPORTUNITIES, AND SENSITIVE PAYMENTS
                             o An Employee cannot give or accept a gift or
                               participate in an entertainment opportunity if the frequency and/or value of the gift or entertainment opportunity may be considered excessive or extravagant.
                             o An Employee cannot give or receive a gift, travel
                               and entertainment opportunity or sensitive payment if, in doing so, it would create or appear to create a conflict with the interests of our clients or the firm, or have a detrimental impact on the firm's reputation.
                             o With regard to gifts and entertainment
                               opportunities covered and permitted under the Code, under no circumstances is it acceptable for an Employee to resell a gift or ticket to an entertainment event.

                             2
                             ACCEPTING GIFTS
                             The only gift (other than entertainment tickets) that may be accepted by an Employee is a gift of nominal value (i.e. a gift whose reasonable value is no more than $100) and promotional items (e.g. pens, mugs, t-shirts and other logo bearing items). Under no circumstances may an Employee accept a gift of cash, including a cash equivalent such as a gift certificate, bond, security or other items that may be readily converted to cash.

                             Acceptance of a gift that is directed to Wellington Management as a firm should be cleared with the Employee's Business Manager. Such a gift, if approved, will be accepted on behalf of, and treated as the property of, the firm.

                             If an Employee receives a gift that is prohibited under the Code, it must be declined or returned in order to protect the reputation and integrity of Wellington Management. Any question as to the appropriateness of any gift should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

                             3
                             ACCEPTING TRAVEL AND ENTERTAINMENT OPPORTUNITIES AND TICKETS
                             Wellington Management recognizes that occasional participation in entertainment opportunities with representatives from organizations with whom the firm transacts business, such as clients, brokers, vendors or other organizations, can be useful relationship building exercises. Examples of such entertainment opportunities are: lunches, dinners, cocktail parties, golf outings or regular season sporting events.

                             Accordingly, OCCASIONAL participation by an
                             Employee in such entertainment opportunities for legitimate business purposes is permitted provided that:
                             o a representative from the hosting organization
                               attends the event with the Employee;
                             o the primary purpose of the event is to discuss
                               business or build a business relationship;
                             o the Employee demonstrates high standards of
                               personal behavior;
                             o participation complies with the following
                               requirements for entertainment tickets, lodging, car and limousine services, and air travel.

                             ENTERTAINMENT TICKETS
                             An Employee occasionally may accept ONE TICKET to an entertainment event ONLY IF THE HOST WILL ATTEND THE EVENT WITH THE EMPLOYEE AND THE FACE VALUE OF THE TICKET OR ENTRANCE FEE IS $200 OR LESS, not including the value of food that may be provided to the Employee before, during, or after the event. An Employee is required to obtain prior approval from his or her Business Manager before accepting any other entertainment opportunity.

                             An Employee is strongly discouraged from participating in the following situations and may not participate unless prior approval from his/her Business Manager is obtained:
                             o the entertainment ticket has a face value above
                               $200; if approved by a Business Manager, the Employee is required to reimburse the host for the full face value of the ticket;
                             o the Employee wants to accept more than one
                               ticket; if approved by a Business Manager, the Employee is required to reimburse the host for the aggregate face value of the tickets regardless of each ticket's face value;
                             o the entertainment event is unusual or high
                               profile (e.g., a major sporting event); if
                               approved by a Business Manager, the Employee is required to reimburse the host for the full face value of the ticket regardless of what the face value might be;
                             o the host has extended an invitation to the
                               entertainment event to numerous Employees.

                             Business Managers must clear their own
                             participation in the above situations with the Chief Compliance Officer or Chair of the Ethics Committee.

                             EACH EMPLOYEE MUST FAMILIARIZE HIMSELF/HERSELF WITH, AND ADHERE TO, ANY ADDITIONAL POLICIES AND PROCEDURES REGARDING ENTERTAINMENT OPPORTUNITIES AND TICKETS THAT MAY BE ENFORCED BY HIS/HER BUSINESS MANAGER.

                             LODGING
                             An Employee is not permitted to accept a gift of lodging in connection with any entertainment opportunity. Rather, an Employee must pay for his/her own lodging expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which lodging is arranged and paid for by the host, the Employee must reimburse the host for the equivalent cost of the lodging, as determined by Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement prior to attending the entertainment event. Lodging connected to an Employee's business travel will be paid for by Wellington.

                             CAR AND LIMOUSINE SERVICES
                             An Employee must exercise reasonable judgment with respect to accepting rides in limousines and with car services. Except where circumstances warrant (e.g., where safety is a concern), an Employee is discouraged from accepting limousine and car services paid for by a host when the host is not present.

                             AIR TRAVEL
                             An Employee is not permitted to accept a gift of air travel in connection with any entertainment opportunity. Rather, an Employee must pay for his/her own air travel expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which air travel is arranged and paid for by the host, the Employee must reimburse the host for the equivalent cost of the air travel, as determined by Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement prior to attending the entertainment event. Use of private aircraft or charter flights arranged by the host for entertainment related travel is prohibited. Air travel that is connected to an Employee's business travel will be paid for by Wellington Management.

                             4
                             SOLICITATION OF GIFTS, CONTRIBUTIONS, OR
                             SPONSORSHIPS
                             An Employee may not solicit gifts, entertainment tickets, gratuities, contributions (including charitable contributions), or sponsorships from brokers, vendors, clients or companies in which the firm invests or conducts research. Similarly, an Employee is prohibited from making such requests through Wellington Management's Trading Department or any other Wellington Management Department or employee (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees).

                             5
                             GIVING GIFTS (other than Entertainment
                             Opportunities)
                             In appropriate circumstances, it may be acceptable for the firm or its Employees to extend gifts to clients or others who do business with Wellington Management. Gifts of cash (including cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash) or excessive or extravagant gifts, as measured by the total value or quantity of the gift(s), are prohibited. Gifts with a face value in excess of $100 must be cleared by the Employee's Business Manager.

                             An Employee should be certain that the gift does not give rise to a conflict with client interests, or the appearance of a conflict, and that there is no reason to believe that the gift violates any applicable code of conduct of the recipient. Gifts are permitted only when made in accordance with applicable laws and regulations, and in accordance with generally accepted business practices in the various countries and jurisdictions where Wellington Management does business.

                             6
                             GIVING ENTERTAINMENT OPPORTUNITIES
                             An Employee is not permitted to source tickets to entertainment events from Wellington Management's Trading Department or any other Wellington Management Department or employee, brokers, vendors, or other organizations with whom the firm transacts business (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees). Similarly, an Employee is prohibited from sourcing tickets on behalf of clients or prospects from ticket vendors.

                             CLIENT EVENTS AND ENTERTAINMENT ORGANIZED, HOSTED AND ATTENDED BY ONE OR MORE WELLINGTON MANAGEMENT EMPLOYEES ARE NOT SUBJECT TO THIS PROHIBITION AND ARE OUTSIDE THE SCOPE OF THIS CODE.

                             7
                             SENSITIVE PAYMENTS
                             An Employee may not participate on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:
                             o Use of the firm's name or funds to support
                               political candidates or issues, or elected or appointed government officials;
                             o Payment or receipt of bribes, kickbacks, or
                               payment or receipt of any money in violation of any law applicable to the transaction;
                             o Payments to government officials or government
                               employees that are unlawful or otherwise not in accordance with regulatory rules and generally accepted business practices of the governing jurisdiction.

                             An Employee making contributions or payments of any kind may do so in his/her capacity as an individual, but may not use or in any way associate Wellington Management's name with such contributions or payments (except as may be required under applicable law). Employees should be mindful of these general principals when making donations to charities sponsored by clients.

                             8
                             QUESTIONS AND CLARIFICATIONS
                             Any question as to the appropriateness of gifts, travel and entertainment opportunities, or payments should be discussed with the Chief Compliance Officer, Global Compliance Manager, the General Counsel, or the Chair of the Ethics Committee.

-------------------------    ---------------------------------------------------
OTHER ACTIVITIES             Outside Activities
                             All outside business affiliations (e.g., directorships, officerships or trusteeships) of any kind or membership in investment organizations
                             (e.g., an investment club) must be approved by an Employee's Business Manager and cleared by the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee prior to the acceptance of such a position to ensure that such affiliations do not present a conflict with our clients' interests. New Employees are required to disclose all outside business affiliations to their Business Manager upon joining the firm. As a general matter, directorships in public companies or companies that may reasonably be expected to become public companies will not be authorized because of the potential for conflicts that may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours, use of proprietary information and disclosure of potential conflicts of interest.
                             Employees who engage in outside business and charitable activities are not acting in their capacity as employees of Wellington Management and may not use Wellington Management's name.

                             Outside Employment
                             Employees who are officers of the firm may not seek additional employment outside of Wellington Management without the prior written approval of the Human Resources Department. All new Employees are required to disclose any outside employment to the Human Resources Department upon joining the firm.

-------------------------    ---------------------------------------------------
VIOLATIONS OF THE            COMPLIANCE WITH THE CODE IS EXPECTED AND VIOLATIONS
CODE OF ETHICS               OF ITS PROVISIONS ARE TAKEN SERIOUSLY. Employees
                             must recognize that the Code is a condition of employment with the firm and a serious violation of the Code or related policies may result in dismissal. Since many provisions of the Code also reflect provisions of the US securities laws, Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.

                             The Compliance Group is responsible for monitoring compliance with the Code. Violations or potential violations of the Code will be considered by some combination of the Chief Compliance Officer, the General Counsel, the Chair of the Ethics Committee and the Vice Chair of the Ethics Committee, who will jointly decide if the violation or potential violation should be discussed with the Ethics Committee, the Employee's Business Manager, and/or the firm's senior management. Further, a violation or potential violation of the Code by an Associate or Partner of the firm will be discussed with the Managing Partners. Sanctions for a violation of the Code may be determined by the Ethics Committee, the Employee's Business Manager, senior management, or the Managing Partners depending on the Employee's position at the firm and the nature of the violation.

                             Transactions that violate the Code's personal trading restrictions will presumptively be subject to being reversed and any profit realized from the position disgorged, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation. If disgorgement is required, the proceeds shall be paid to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee.

                             Violations of the Code's reporting and
                             certification requirements will result in a suspension of personal trading privileges and may give rise to other sanctions.

-------------------------    ---------------------------------------------------
FURTHER INFORMATION          Questions regarding interpretation of this Code or
                             questions related to specific situations should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the Ethics
                             Committee.

                             Revised: January 1, 2005

                                                                      APPENDIX A

APPROVED EXCHANGE TRADED FUNDS

(ETFs Approved for Personal Trading Without Pre-Clearance and Reporting Requirements)

SYMBOL                       NAME




RSP                          Rydex S&P Equal Weighted Index
DGT                          streetTRACKS Dow Jones US Global Titan
DSG                          streetTRACKS Dow Jones US Small Cap Growth
DSV                          streetTRACKS Dow Jones US Small Cap Value
ELG                          streetTRACKS Dow Jones US Large Cap Growth
ELV                          streetTRACKS Dow Jones US Large Cap Value
FFF                          streetTRACKS FORTUNE 500 Index
GLD                          streetTRACKS Gold Shares
LQD                          iShares Goldman Sachs $ InvesTop Corporate Bond
SHY                          iShares Lehman 1-3 Year Treasury
IEF                          iShares Lehman 7-10 Year Treasury
TLT                          iShares Lehman 20+ Year Treasury
TIP                          iShares Lehman TIPs
AGG                          iShares Lehman Aggregate
EFA                          iShares MSCI EAFE
EEM                          iShares MSCI Emerging Markets
NY                           iShares NYSE 100
NYC                          iShares NYSE Composite
IJH                          iShares S&P MidCap 400 Index Fund
IJJ                          iShares S&P Midcap 400/BARRA Value
IJK                          iShares S&P Midcap 400/BARRA Growth
IJR                          iShares S&P SmallCap 600 Index Fund
IJS                          iShares S&P SmallCap 600/BARRA Value
IJT                          iShares S&P SmallCap 600/BARRA Growth
IOO                          iShares S&P Global 100
OEF                          iShares S&P 100 Index Fund
ISI                          iShares S&P 1500
IVE                          iShares S&P 500/BARRA Value Index Fund
IVV                          iShares S&P 500 Index Fund
IVW                          iShares S&P 500/BARRA Growth Index Fund
IWB                          iShares Russell 1000 Index Fund
IWD                          iShares Russell 1000 Value Index Fund
IWF                          iShares Russell 1000 Growth Index Fund
IWM                          iShares Russell 2000
IWN                          iShares Russell 2000 Value
IWO                          iShares Russell 2000 Growth
IWP                          iShares Russell Midcap Growth
IWR                          iShares Russell Midcap
IWS                          iShares Russell Midcap Value
IWV                          iShares Russell 3000 Index Fund
IWW                          iShares Russell 3000 Value
IWZ                          iShares Russell 3000 Growth
IYY                          iShares Dow Jones U.S. Total Market Index Fund
JKD                          iShares Morningstar Large Core
JKE                          iShares Morningstar Large Growth
JKF                          iShares Morningstar Large Value
JKG                          iShares Morningstar Mid Core
JKH                          iShares Morningstar Mid Growth
JKI                          iShares Morningstar Mid Value
JKJ                          iShares Morningstar Small Core
JKK                          iShares Morningstar Small Growth
JKL                          iShares Morningstar Small Value
VB                           Vanguard Small Cap VIPERs
VBK                          Vanguard Small Cap Growth VIPERs
VBR                          Vanguard Small Cap Value VIPERs
VO                           Vanguard MidCap VIPERs
VTI                          Vanguard Total Stock Market VIPERs
VTV                          Vanguard Value VIPERs
VUG                          Vanguard Growth VIPERs
VXF                          Vanguard Extended Market VIPERs
VV                           Vanguard Large Cap VIPERs

This appendix may be amended at the discretion of the Ethics Committee.

Dated January 1, 2006

Personal Securities Transactions                                      Appendix B

--------------------------------------------------------------------------------
YOU MUST PRE-CLEAR AND REPORT THE FOLLOWING TRANSACTIONS:
--------------------------------------------------------------------------------
Bonds (Including Government Agency Bonds, but excluding Direct Obligations of the U.S. Government)
Municipal Bonds
Stock
Closed-end Funds
Exchange Traded Funds not listed in Appendix A*
Notes
Convertible Securities
Preferred Securities
ADRs
Single Stock Futures
Limited Partnership Interests (including hedge funds NOT managed by WMC)
Limited Liability Company Interests (including hedge funds NOT managed by WMC) Options on Securities
Warrants
Rights
--------------------------------------------------------------------------------
YOU MUST REPORT (BUT NOT PRE-CLEAR) THE FOLLOWING TRANSACTIONS:
--------------------------------------------------------------------------------
Automatic Dividend Reinvestment
Stock Purchase Plan Acquisitions
Corporate Actions (splits, tender offers, mergers, stock dividends, etc.) Open-end Mutual Funds (other than money market funds) and variable insurance products advised or sub-advised by WMC, including offshore funds
("Wellington Managed Funds")
Transactions in the following ETFs:  DIA, QQQQ, SPY, MDY*
Gifts of securities to you over which you did not control the timing
Gifts of securities from you to a not-for-profit organization, including a private foundation and donor advised fund
Gifts of securities from you to an individual or donee other than a not-for-profit if the individual or donee represents that he/she has no present intention of selling the security
--------------------------------------------------------------------------------
YOU DO NOT NEED TO PRE-CLEAR OR REPORT THE FOLLOWING TRANSACTIONS:
--------------------------------------------------------------------------------
Open-end Mutual Funds not managed by WMC
Offshore Funds not managed by WMC
Variable Insurance Products not managed by WMC
ETFs listed on Appendix A
Direct Obligations of the U.S. Government (including obligations issued by
GNMA & PEFCO)
Money Market Instruments
Wellington Trust Company Pools
Wellington Sponsored Hedge Funds
Broad based Stock Index Futures and Options
Securities Futures and Options on Direct Obligations of the U.S. Government Commodities Futures
Foreign Currency Transactions
--------------------------------------------------------------------------------
PROHIBITED TRANSACTIONS:
--------------------------------------------------------------------------------
HOLDRS
Initial Public Offerings ("IPOs")
--------------------------------------------------------------------------------

This appendix may be amended at the discretion of the Ethics Committee

Dated February 17, 2006

* Effective January 1, 2006 DIA, QQQQ, SPY and MDY are not on Appendix A. The Chief Compliance Officer and the General Counsel have granted an exemption to the pre-clearance requirement for these ETFs, but transactions in these ETFs need to be reported as part of your quarterly reporting.

Gifts and Entertainment                                               Appendix C

--------------------------------------------------------------------------------
                           PERMITTED               RESTRICTIONS
--------------------------------------------------------------------------------
ACCEPTING AN INDIVIDUAL    Gifts with a value of   Gifts of cash, gift
GIFT                       $100 or less are        certificates or other item
                           generally permitted.    readily convertible to cash
                                                   cannot be accepted. Gifts
                                                   valued at over $100 cannot
                                                   be accepted.
--------------------------------------------------------------------------------
ACCEPTING A FIRM GIFT                              Employee's Business Manager
                                                   must approve prior to
                                                   accepting.
--------------------------------------------------------------------------------
ACCEPTING ENTERTAINMENT    Permissible only if     Discouraged from accepting
OPPORTUNITIES AND TICKETS  participation is        ticket or entrance fee with
                           occasional, host is     face value over $200, more
                           present, event has a    than one ticket, ticket to
                           legitimate business     high profile or unusual
                           purpose, ticket or      event,or event where numerous
                           entrance fee has face   Wellington Employees are
                           value of $200 or less,  invited. Business Manager
                           event is not unusual    approval required for above
                           or high  profile or     situations and Employee must
                           could not be deemed     pay for ticket.
                           excessive.
--------------------------------------------------------------------------------
ACCEPTING LODGING          Employee cannot accept  Employee must pay cost of
                           gift of lodging         lodging in connection with
                                                   any entertainment
                                                   opportunity.
--------------------------------------------------------------------------------
ACCEPTING CAR/LIMO         Exercise reasonable     Discouraged from accepting
SERVICE                    judgment and host       when host is not present
                           must be present.        unless safety is a concern
--------------------------------------------------------------------------------
ACCEPTING AIR TRAVEL-      Employee cannot accept  Employee must pay air travel
COMMERCIAL                 gift of air travel      expenses in connection with
                                                   any entertainment
                                                   opportunity.
--------------------------------------------------------------------------------
ACCEPTING AIR TRAVEL -     Employee cannot accept  Employee cannot accept gift
PRIVATE                    gift of private air     of private air travel.
                           travel.
--------------------------------------------------------------------------------
GIVING GIFTS               Gifts to clients        Gifts valued at over $100
                           valued at $100 or       require approval of
                           less are acceptable     employee's Business Manager.
                           provided gift is not
                           cash or cash
                           equivalent.
--------------------------------------------------------------------------------
GIVING ENTERTAINMENT                               Employees cannot source
OPPORTUNITIES                                      tickets on behalf of clients
                                                   from other employees or from
                                                   ticket vendors.
--------------------------------------------------------------------------------